                     Daimler-Benz Auto Grantor Trust 1993-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.


Collection Period: November 1996
Distribution Date: 12/16/96


Statement for Class A Certificateholders
Pursuant to Section 4.9 of the Pooling and Servicing Agreement

                                                                                                          Per $1,000 of
                                                                                                        Original Class A
                                                                                                           Certificate
                                                                                                             Amount
                                                                                                        ------------------
   (i)    Principal Distribution                                                  $   4,094,097.50        $   8.024060

  (ii)    Interest Distribution                                                   $     127,611.18        $   0.250106

 (iii)    Amount of Distribution allocable to the Yield Suppl. Amount             $       8,175.03
          Amount of Distribution allocable to the Shortfall (Excess) Amount       $       8,390.35

  (iv)    Monthly Servicing Fee                                                   $      35,183.67        $   0.068957
          Monthly Supplemental Servicing Fee                                      $           0.00        $   0.000000
          Class A Percentage of the Servicing Fee                                 $      32,720.81        $   0.064130
          Class A Percentage of the Supplemental Servicing Fee                    $           0.00        $   0.000000

   (v)    Class A Principal Balance (end of Collection Period)                    $  35,170,880.80
          Class A Pool Factor (end of Collection Period))                                6.8931739%
          Class B Principal Balance (end of Collection Period)                    $   2,647,270.60

  (vi)    Pool Balance (end of Collection Period)                                 $  37,818,151.40

 (vii)    Class A Interest Carryover Shortfall                                    $           0.00        $   0.000000
          Class A Principal Carryover Shortfall                                   $           0.00        $   0.000000

(viii)    Amount otherwise distributable to Class B Certificateholders            $           0.00
          that is distributed to Class A Certificateholders

  (ix)    Balance of the Reserve Fund Property (end of Collection Period)         $   5,486,319.09

   (x)    Aggregate Purchase Amount of Receivables repurchased by                 $           0.00
          the Seller or the Servicer